UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 6, 2009

VAXGEN, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	0-26483	94-3236309
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

379 OYSTER POINT BOULEVARD, SUITE 10, SOUTH SAN FRANCISCO, CALIFORNIA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 624-1000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 8 – OTHER EVENTS

Item 8.01. Other Events

On or about February 5, 2009, Oyster Point Tech Center, LLC (“Landlord”), VaxGen Inc.’s (“VaxGen” or the “Company”) landlord with regard to its lease of its premises located at 349 Oyster Point Boulevard, South San Francisco, California (the “Lease”), filed a complaint against the Company in the Superior Court of California for the County of San Mateo (the “Court”) alleging breach of contract and termination of the Lease (the “Complaint”).  In addition, Landlord sought a writ of attachment (the “Writ”) or a temporary protective order (the “Protective Order”), for which an ex parte hearing was held on February 6, 2009 (the “Hearing”).

On February 6, 2009, in connection with the Hearing, VaxGen filed with the Court the declaration of Caroline Krumel, the Company’s controller, in support of VaxGen’s opposition to the Writ and the Protective Order (the “Declaration”). The Declaration included, as Exhibit 2, an unaudited consolidated balance sheet of the Company as of January 31, 2009, prepared by Ms. Krumel (the “January Balance Sheet”). The January Balance Sheet reflects, among other things, VaxGen’s cash, cash equivalents and short term investments as of January 31, 2009, in the amount of $37,872,000. A copy of the January Balance Sheet is attached to this report as Exhibit 99.1.

At the Hearing, the Court denied the Writ and the Protective Order sought by Landlord. The parties are currently in discussions to achieve an amicable resolution to the matters alleged in the Complaint and a negotiated termination of the Lease. However, if necessary, the Company intends to vigorously defend against such allegations.

Item 9.01. Financial Statements and Exhibits.

Exhibit
Number	Description

99.1	Unaudited Consolidated Balance Sheet of VaxGen, Inc. as of January 31, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VaxGen, Inc.
(Registrant)

Dated: February 12, 2009

By: /s/ James P. Panek
James P. Panek
President

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Unaudited Consolidated Balance Sheet of VaxGen, Inc. as of January 31, 2009.